Exhibitb 99.1

Archrock Announces Upsizing and Pricing of $700 Million of Senior Notes

HOUSTON, August 12, 2024 – Archrock, Inc. (NYSE: AROC) (“Archrock”) today announced the pricing of an upsized private offering by Archrock Partners, L.P. (“Archrock Partners”), a wholly-owned subsidiary of Archrock, of $700 million aggregate principal amount of 6.625% senior notes due 2032 (the “Notes”). The Notes were priced at par. The offering is expected to close on August 26, 2024, subject to the satisfaction of customary closing conditions. Archrock Partners Finance Corp. (“Finance Corp. and, together with Archrock Partners, the “Issuers”), a wholly-owned subsidiary of Archrock Partners, will serve as co-issuer of the Notes.

Concurrently with the pricing of this offering, the Issuers commenced a tender offer (the “Tender Offer”) to purchase for cash up to an aggregate principal amount of $200 million of their 6.875% Senior Unsecured Notes due 2027. The Tender Offer is made only by and pursuant to the terms of the Offer to Purchase, dated August 12, 2024. The Tender Offer is conditioned on the consummation of this offering, but this offering is not conditioned upon the completion of the Tender Offer.

Archrock intends to use the net proceeds from the offering of the Notes to fund a portion of the cash consideration for the previously announced acquisition of 100% of the issued and outstanding membership interests of Total Operations and Production Services, LLC (the “Acquisition”), to fund the Tender Offer and to pay related fees and expenses. Archrock intends to use any remaining net proceeds for general corporate purposes, which may include the repayment of indebtedness, including a portion of the outstanding borrowings under Archrock’s revolving credit facility. The Acquisition is not conditioned on the consummation of the offering and the offering is not conditioned on the consummation of the Acquisition.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The Notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Archrock

Archrock is an energy infrastructure company with a primary focus on midstream natural gas compression and a commitment to helping its customers produce, compress and transport natural gas in a safe and environmentally responsible way. Headquartered in Houston, Texas, Archrock is a premier provider of natural gas compression services to customers in the energy industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment. For more information on how Archrock embodies its purpose, WE POWER A CLEANER AMERICA, please visit www.archrock.com.

About Archrock Partners

Archrock Partners is a leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the United States. Archrock owns all of the limited and general partnership interests in Archrock Partners.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside Archrock or Archrock Partners’ control. Forward-looking information includes, but is not limited to: statements regarding Archrock Partners’ proposed offering, the completion of such offering, the intended use of net proceeds from the proposed offering, and the impact of market conditions on such offering.

While Archrock and Archrock Partners believe that the assumptions concerning future events are reasonable, they caution that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: local, regional and national economic conditions and the impact they may have on Archrock Partners’ and its customers; conditions in the oil and gas industry, including the level of production of, demand for or price of oil or natural gas; changes in safety, health, environmental and other regulations; the financial condition of Archrock Partners’ customers; the failure of any customer to perform its contractual obligations; and the performance of Archrock.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 on Form 10-K/A, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and those reports set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock and Archrock Partners expressly disclaim any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Archrock, Inc.
INVESTORS Megan Repine VP of Investor Relations 281-836-8360 investor.relations@archrock.com
MEDIA Andrew Siegel / Jed Repko Joele Frank 212-355-4449